As filed with the Securities and Exchange Commission on September 19, 2025
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOMENTUS INC.
(Exact name of registrant as specified in its charter)

Delaware	3714	84-1905538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3901 N. First Street
San Jose, CA 95134
(650) 564-7820
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, California 95134
Telephone: (650) 564-7820
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Stephen C. Hinton, Esq.
Bradley Arant Boult Cummings LLP
1221 Broadway
Nashville, Tennessee 37203
Telephone: (615) 244-2582
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement of Momentus Inc. contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by us of common stock, preferred stock, debt securities, warrants, and units identified above from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $50,000,000; and

•
an “at the market offering” prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $7,350,000 of our common stock that may be issued and sold from time to time under the Sales Agreement, dated September 19, 2025 (the “Sales Agreement”), with A.G.P./Alliance Global Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $7,350,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $7,350,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated September 19, 2025
PROSPECTUS
$50,000,000

MOMENTUS INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may, from time to time, offer and sell up to $50,000,000 of any combination of our Class A common stock, par value $0.00001 (the “common stock” or “Common Stock”), preferred stock, par value $0.00001 (the “preferred stock”), debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock, or debt securities upon the exercise of warrants.
This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MNTS.” On September 18, 2025, the last reported sale price of our common stock on Nasdaq was $1.19 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.
As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $22.1 million, which is calculated based on 11,547,339 shares of our outstanding common stock held by non-affiliates and a price of $1.91 per share, the closing price of our common stock on August 13, 2025, which is the highest closing price of our common stock on Nasdaq within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have offered and sold no shares of our common stock pursuant to General Instruction I.B.6 to Form S-3.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $50,000,000 of shares of common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Momentus,” “the Company,” “we,” “us,” “our” and similar references refer to Momentus Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The Company
Momentus is a U.S. commercial space company that offers satellites, satellite buses, and other satellite components, transportation and infrastructure services, including hosted payloads and other in-orbit services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Momentus offers satellites and satellite buses and technology designed to meet the specific needs of government and commercial customers.
Products that we provide or plan to provide include satellites, satellite buses, solar arrays, and other satellite components. Our satellites and satellite technologies offer competitive advantages to customers such as greater payload capability, significant on-orbit power, flexibility of design and ability to accommodate a range of sensors, communications equipment, and other space instruments, low cost, and speed of delivery.
Our Tape Spring Solar Array (“TASSA”) is an innovative solar array that Momentus is developing. It offers the potential to produce power at substantially lower cost than competing arrays. It also has important advantages from its ability to be deployed and retracted to protect the array from in-space collisions with debris and to more easily maneuver the satellite to different locations or adjust its characteristics.
Services that we provide or plan to provide include “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings. We believe our planned service offerings will increase deployment options for satellite operators and lower their operating costs relative to traditional approaches while also minimizing environmental impact given our choice of water as a propellant.
We plan to provide these services with Orbital Service Vehicles (“OSVs”) that we design and manufacture. While we plan to eventually operate a family of progressively larger and more capable OSVs, we are currently focused on the first vehicle of the family, Vigoride, which will primarily operate in low-Earth orbit (“LEO”). We believe that Vigoride has the ability to deliver fast, versatile, and cost-effective transportation and infrastructure services to our customers. We conducted our inaugural test and demonstration mission with Vigoride in 2022 as well as two additional test and demonstration missions with Vigoride during 2023. The Company plans to use technological milestones like completion of development of Block 2.2 configuration of the Vigoride OSV, MET propulsion, and TASSA in space, and experience gained in both satellite deployment and hosted payloads as standards to build new OSVs and explore commercial opportunities.
Our transportation service offering focuses on delivering our customers’ satellites to precision orbits of their choosing. To accomplish this, we partner with leading launch service providers, such as SpaceX to “ride share” our customer’s satellites from Earth to space on a midsized or large rocket. Customer satellites can also be carried aboard small launch vehicles for dedicated missions. Our OSVs would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe this “hub-and-spoke” model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Over time, we plan to begin introducing additional services beyond transportation.
Our OSVs will initially be expendable, meaning they will be used to perform services before they de-orbit themselves upon completion of their first mission. However, our goal is to eventually make our OSVs reusable, or capable of remaining in space to conduct follow-on missions, which has the potential to lower our cost to deliver services to our customers. To achieve reusability, we need to develop additional technologies that will allow our vehicles to locate and navigate to customer satellites in space, physically connect to them, and perform a variety of robotic operations including fluid transfer.
We are also offering variants of our Vigoride OSV to government and commercial customers as a traditional bus manufacture and satellite prime contractor. Vigoride, and its variants, M-500 and M-1000, are being offered to provide payload technology demonstrations as well as forming the space infrastructure backbone for constellations of satellites.
Momentus offers or plans to offer production and operation of small satellites to meet a range of defense, government, and commercial needs such as communications, tracking of missiles, remote sensing, and space domain awareness. There is a growing need for such capabilities for defense, government, and commercial customers. Technologies used to support the hosted payload market are directly applicable to offering customer-owned satellites for use in constellations. Momentus is offering high-volume production of buses, based on Vigoride’s technologies, and integrating customer’s unique payloads for a variety of missions ranging from communications to Earth Observation. This market heavily leverages prior investments in satellite technology to access a large and growing market segment.
We are developing our OSVs to provide safe, affordable, reliable, and regular in-space services to our customers, including space transportation, payload hosting, and in-orbit servicing. We have designed our Vigoride vehicle to deliver small customer payloads anywhere in LEO. However, we also plan to design and produce larger vehicles and satellite buses to carry larger payloads to more distant orbits such as GEO.
On April 12, 2025, we entered into a master services agreement (the “Master Services Agreement”) with Velo3D, Inc. (OTC: VLDX) (“VLD”), a provider of additive manufacturing solutions also referred to as 3D printing. Pursuant to the Master Services Agreement, VLD will provide services to design and produce components and systems that will be utilized by Momentus or its customers in its spacecraft, systems, and components. According to the terms of the Master Services Agreement, Momentus is entitled to services equal to the equivalent capacity of two VLD Sapphire XC 3D metal printers (or successor or comparable printers) (the “Equivalent Capacity”). Momentus will have first priority to utilize the Equivalent Capacity, and VLD will ensure the Equivalent Capacity is available for use as and when required by Momentus.
If and when the Equivalent Capacity is not utilized by Momentus, VLD may use the Equivalent Capacity to provide services to other customers. According to the Master Services Agreement, Momentus will be compensated for such use based on a formula equal to 20% of $3 million less service fees attributed to Momentus in the first year and 50% of $3 million less service fees attributed to Momentus in each subsequent year of the agreement. Such compensation shall reduce the amount in the prepaid reserve, as described in the Master Services Agreement. The term of the Master Services Agreement is five years unless terminated earlier in accordance with its terms.
In exchange for the services, Momentus issued an aggregate of 477,455 shares of Common Stock and 673,408 shares of non-voting Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Convertible Preferred Stock”). Each share of Series A Convertible Preferred Stock is convertible into ten shares of Common Stock, subject to the limitations in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designations”), including that VLD hold no more than 9.99% of the outstanding shares of Momentus’ Common Stock at any time.
Furthermore, pursuant to the Certificate of Designations, the Series A Convertible Preferred Stock may not be converted into shares of Common Stock if conversion would result in the issuance, in the aggregate with all previous issuances of shares of Common Stock, of greater than 19.9% of the amount of Common Stock outstanding immediately preceding the date of the Master Services Agreement without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.
The Master Services Agreement provided for the cancellation of shares of the Company’s capital stock held by VLD in certain circumstances upon expiration or termination of the Master Services Agreement. On August 14, 2025, the Company irrevocably waived its right under the Master Services Agreement to cancel such shares upon expiration or termination of the Master Services Agreement (the “Waiver”).
Additional information on recent transactions and financings can be found in Item 15, Recent Sales of Unregistered Securities, in this registration statement. For a further description of the risks associated with our business, see “Risk Factors.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.

Nasdaq Compliance
Our Common Stock is currently listed for quotation on the Nasdaq Capital Market (“Nasdaq”). We are required to meet Nasdaq listing rules in order to maintain such listing. As previously reported, the Company received a series of letters from the Listing Qualifications Staff of Nasdaq (the “Staff”) beginning March 27, 2024 with respect to the Company’s failure to comply certain requirements for continued listing according to the rules of Nasdaq, which non-compliance ultimately resulted in the Staff issuing a delisting determination letter on September 24, 2024 (the “Delisting Determination Letter”). As permitted by Nasdaq rules, the Company timely requested a hearing before a Nasdaq Hearing Panel (the “Panel”) to appeal Nasdaq’s delisting determination and received a stay of the suspension of trading and delisting of the Common Stock pending the conclusion of the hearing process.
On January 13, 2025, the Company received a letter issued by the Panel granting the Company’s request to continue its listing on Nasdaq until April 15, 2025 while the Company executes its plan to regain compliance with the requirements of Nasdaq Listing Rule 5550(b). Additionally, the Panel confirmed that the Company has regained compliance with the Minimum Bid Price Requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), as a result of the Reverse Stock Split the Company effected on December 12, 2024.
As disclosed in the Company’s Current Report on Form 8-K filed on April 14, 2025, on April 12, 2025, the Company entered into the Master Services Agreement with VLD, pursuant to which VLD will provide services to design and produce components and systems that will be utilized by the Company or its customers in its spacecraft, systems, and components. In exchange for the services, the Company issued an aggregate of 477,455 shares of Common Stock and 673,408 shares of non-voting Series A Preferred Stock.
On June 24, 2025, the Company announced that it had received a letter from Nasdaq providing written confirmation that the Company has regained compliance with the Equity Rule. Nasdaq has indicated that if the Company’s stockholder’s equity as of June 30, 2025 included in the Company’s Quarterly Report for the quarter ended June 30, 2025 does not show a stockholder’s equity of $2,500,000, the Company may again be subject to delisting from Nasdaq. In the Company’s Quarterly Report for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025, the Company reported a stockholders’ deficit of approximately $9.97 million.
The Master Services Agreement provided for the cancellation of shares of the Company’s capital stock held by VLD in certain circumstances upon expiration or termination. On August 14, 2025, the Company irrevocably waived its right under the Master Services Agreement to cancel such shares upon expiration or termination of the Master Services Agreement (the “Waiver”).
The Company believes that, after giving effect to this waiver, along with the proceeds from the July 2025 public offering and the August 2025 warrant inducement (each described below), the Company’s stockholders’ equity as of August 14, 2025 is in excess of $2.5 million.
Going Concern Uncertainty
Our consolidated financial statements are prepared assuming that the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date the consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company’s ability to continue as a going concern is dependent on the Company’s ability to successfully raise capital to fund its business operations and execute on its business plan. To date the Company remains heavily focused on growth and continued development of its proprietary technology, and as a result, it has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally and the Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern. This is reflected by the Company’s incurred net losses of $34.9 million for the year ended December 31, 2024 and an accumulated deficit of $408.0 million as of December 31, 2024 as well as the Company’s incurred net losses of $6.5 million for the six months ended June 30, 2025 and an accumulated deficit of $420.6 million as of June 30, 2025. Additionally, the Company used net cash of $16.6 million to fund its operating activities for the year ended December 31, 2024, and had cash and cash equivalents of $1.6 million as of December 31, 2024.
Pursuant to the requirements of ASC Sub-Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the consolidated financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the consolidated financial statements are issued. When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the consolidated financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.
In connection with the preparation of the consolidated financial statements for the year ended December 31, 2024, management conducted an evaluation and concluded that there were conditions and events, considered in the aggregate, which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of such financial statements. The Company believes that its current level of cash and cash equivalents are not sufficient to fund commercial scale production and sale of its services and products. These conditions raise substantial doubt regarding its ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. In order to proceed with the Company’s business plan and operating strategy, the Company will need to raise substantial additional capital to fund its operations. Until such time, if ever, the Company can generate revenues sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. In an effort to alleviate these conditions, the Company continues to seek and evaluate opportunities to access additional capital through all available means.
As a result of these uncertainties, and notwithstanding management’s plans and efforts to date, there is substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to raise substantial additional capital in the near term, the Company’s operations and business plan will need to be scaled back or halted altogether. Additionally, if the Company is able to raise additional capital but that capital is insufficient to provide a bridge to full commercial production at a profit, the Company’s operations could be severely curtailed or cease entirely and the Company may not realize any significant value from its assets.
2024 Reverse Stock Split
In order to regain compliance with the Minimum Bid Price Requirement, on December 4, 2024, the board of directors of the Company approved a reverse stock split ratio of 1-for-14 approved by the stockholders of the Company on December 2, 2024 (the “Reverse Stock Split”). The Reverse Stock Split was effective at the opening of trading on Nasdaq on December 13, 2024 (the “Effective Date”). Unless otherwise noted, all information presented in this prospectus is presented on a post-split basis.
July 2025 Public Offering
On July 1, 2025, Momentus consummated a “best efforts” public offering in which the Company received aggregate gross proceeds of approximately $4 million, before deducting placement agent’s fees and other offering expenses, from the offer and sale of (i) 680,000 shares Common Stock, (ii) pre-funded warrants to purchase up to 2,156,880 shares of Common Stock, and (iii) warrants to purchase up to 2,836,880 shares of Common Stock (the “July 2025 Warrants”). Each share of Common Stock, or a pre-funded warrant in lieu thereof, was sold together with an accompanying July 2025 Warrant to purchase one share of Common Stock. The public offering price for each share of Common Stock and one accompanying July 2025 Warrant was $1.41, and the public offering price of each pre-funded warrant and one accompanying July 2025 Warrant was $1.40999, which equals the price at which one share of Common Stock and accompanying July 2025 Warrant was sold to the public, minus the $0.00001 per share exercise price of each pre-funded warrant.
The Company used the proceeds of the offering to repay all amounts owed under Loan Agreement dated May 30, 2025, between the Company and J.J. Astor & Co. in the amount of $1,026,250, and intends to use the remaining proceeds for general corporate purposes.
The Company agreed to call a special meeting of the stockholders of the Company within 90 days of July 1, 2025, to seek approval of the July 2025 Warrants. Each July 2025 Warrant will be immediately exercisable beginning on the effective date of stockholder approval, and will expire five years from the date of stockholder approval. Each July 2025 Warrant is exercisable for one share of Common Stock at an initial exercise price equal to $1.41, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. Each pre-funded warrant was immediately exercisable and remained exercisable until all pre-funded warrants were exercised on July 1, 2025.
A holder of the July 2025 Warrants and the pre-funded warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s July 2025 Warrants or pre-funded warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.
The shares of Common Stock, July 2025 Warrants, shares of Common Stock issuable upon exercise of the July 2025 Warrants, pre-funded warrants, and shares of Common Stock issued upon exercise of the pre-funded warrants were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-288123), filed with the SEC under the Securities Act of 1933, as amended, that was declared effective on June 30, 2025. In connection with the offering, on June 30, 2025, the Company entered into a securities purchase agreement with a single institutional investor, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of forty-five (45) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the securities purchase agreement) for a period of three (3) months after the closing date for the offering, subject to certain exceptions. Each of the Company’s executive officers and directors entered into a lock-up agreement with the placement agent for the offering providing that each such person, for a period of ninety (90) days from the Closing Date, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the placement agent.
The investor in the offering was the holder of certain warrants to purchase shares of Common Stock issued on each of (i) October 24, 2024 and (ii) December 18, 2024. In connection with the offering, on June 30, 2025, the Company entered into an amendment to these warrants pursuant to which the exercise price per share of the Common Stock shall be $1.41, subject to adjustment. The warrant amendment is effective immediately, and the warrants shall expire on July 1, 2030.
Also, in connection with the offering, on June 30, 2025, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners to act as placement agent on a reasonable “best efforts” basis. The Company paid the placement agent a cash fee equal to 7.0% of the gross proceeds raised in the offering. In addition, the Company also agreed to reimburse the placement agent for legal expenses incurred by it in connection with the offering in an amount not to exceed $105,000.
A.G.P. Convertible Promissory Note
On May 13, 2025, the Company issued to A.G.P./Alliance Global Partners a convertible promissory note (the “Original Convertible Note”) in the principal amount of $1,200,000 to evidence A.G.P./Alliance Global Partners’ currently owed deferred commission. Unless earlier converted as specified in the Convertible Note, the principal amount plus all accrued but unpaid interest is due on November 13, 2026. The Convertible Note accrues interest at 4.5% per annum.
At any time prior to the full payment of the Original Convertible Note, A.G.P./Alliance Global Partners may elect to have all or any portion of the outstanding principal amount and all interest accrued converted into shares of Common Stock, at a fixed price of $1.67, subject to adjustment as provided therein and to take into account any future share splits or reverse splits. In addition, a conversion of the Original Convertible Note that would cause the aggregate number of shares issued under the Convertible Note to exceed the Conversion Limit (as such term is defined in the Original Convertible Note) may not occur prior to receipt of stockholder approval to provide for such conversion of the Original Convertible Note, and the subsequent issuance of Common Stock, pursuant to the stockholder approval rules and regulations of the Nasdaq Stock Market. Further, following A.G.P./Alliance Global Partners’ ability to convert the Convertible Note, if at all, A.G.P./Alliance Global Partners will not be entitled to receive the Company’s Common Stock upon conversion, if such conversion would result in A.G.P./Alliance Global Partners owning greater than 9.99% of the Company’s then currently outstanding Common Stock. A.G.P./Alliance Global Partners is also entitled to resale registration rights as identified in the Original Convertible Note.

The Company may prepay the Original Convertible Note in whole or in part. The Original Convertible Note contains customary default provisions for a transaction of this nature. In the event of certain Events of Default (as defined in the Original Convertible Note), all outstanding principal and accrued interest under the Convertible Note will become, or may become at A.G.P./Alliance Global Partners’ election, immediately due and payable to A.G.P./Alliance Global Partners.
The Company issued the Original Convertible Note pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2). The shares of Common Stock that may be issued upon conversion of the Original Convertible Note, in amount of up to 767,066 shares, if such amount is not previously paid prior to maturity and A.G.P./Alliance Global Partners elects to convert the Convertible Note, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Additionally, on June 17, 2025, we executed an agreement with A.G.P./Alliance Global Partners to cancel the Original Convertible Note and issue a new convertible note in the principal amount of $500,000 (the “New Convertible Note”) to A.G.P./Alliance Global Partners and A.G.P./Alliance Global. The New Convertible Note matures 18 months after issuance and is convertible into shares of our Common Stock at a conversion price of $1.67 per share. Pursuant to FINRA Rule 5110(g)(1), neither the New Convertible Note nor any shares issued upon conversion of the New Convertible Note shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the issuance date of the New Convertible Note. We have agreed to file one or more registration statements to register the resale of all securities issuable upon conversion of the New Convertible Note, only one of which shall be at our expense and demand may be made after issuance until the maturity date. The Company issued the New Convertible Note pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2).
Loan Agreement and Amendment
On May 30, 2025, Momentus entered into a Loan Agreement (the “May 2025 Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which Momentus could borrow up to $1.5 million in two tranches of $750,000 each. The proceeds of the May 2025 Loan Agreement were to be used for general working capital purposes. On June 17, 2025, the Company and the Lender entered into an amendment to the May 2025 Loan Agreement which, among other things, revised the conditions for the Lender to fund the second tranche of $750,000 under the May 2025 Loan Agreement. Additionally, the amendment to the May 2025 Loan Agreement provided that in the event that the Company priced an equity offering prior to the funding of the second tranche of $750,000 in an amount sufficient to repay all amounts owed to the Lender under the May 2025 Loan Agreement, then the obligation of the Lender to lend the second tranche would be suspended and instead the Company shall (a) repay all amounts then-due under the May 2025 Loan Agreement out of the proceeds of such equity offering (b) pay the Lender a termination fee of $100,000 payable in cash and (c) issue to the Lender the second tranche of warrants to purchase Common Stock as discussed below and register the underlying warrant shares.
In connection with the May 2025 Loan Agreement, as amended, Momentus issued to the Lender the warrants to purchase up to 952,940 shares of Common Stock in two tranches of 476,470 shares each (the “Loan Warrants”). The initial exercise price per share for the first tranche of the Loan Warrants that was issued on June 3, 2025 was $1.70, and the initial exercise price per share for the second tranche of the Loan Warrants issued on July 3, 2025 was $1.13, which was the closing price of the Common Stock on the day prior to issuance. In connection with the issuance of the second tranche of Loan Warrants on July 3, 2025, the exercise price of the first tranche of Loan Warrants adjusted down to $1.13 per share pursuant to the terms of the Loan Warrants. The exercise price of the Loan Warrants is subject to downward adjustment upon the issuance by the Company of Common Stock or Common Stock equivalents at a price per share that is less than the then-applicable exercise price of the Loan Warrants. The exercise price of the Loan Warrants is also subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
Momentus also entered into a Registration Rights Agreement with the Lender that required the Company to file a resale shelf registration statement registering the resale of shares issuable pursuant to the May 2025 Loan Agreement and the transactions contemplated thereby.
None of the Warrants can be exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by Lender (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. By written notice, Lender may from time to time increase or decrease this ownership limitation to any other percentage up to 9.99%; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company. Conversion of the Convertible Notes and exercise of the Warrants is also subject to compliance with applicable Nasdaq rules, and the Convertible Notes and Warrants cannot be converted into or exercised for shares of Common Stock if such conversion or exercise would result in the issuance, in the aggregate with all previous issuances of shares of Common Stock under the Convertible Notes and the Warrants, of greater than 19.9% of the number of shares of Common Stock outstanding immediately preceding the date of the May 2025 Loan Agreement without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.
On July 1, 2025, the Company repaid all amounts outstanding under the Loan Agreement with proceeds from the registered offering which closed on that date.
SIV Convertible Promissory Note
On July 12, 2024, the Company and Space Infrastructures Ventures, LLC (“SIV”) entered into a secured convertible promissory note (the “Initial Convertible Note”) pursuant to which the Company may borrow up to $2.3 million prior to September 1, 2024, consisting of (i) an initial loan in the principal amount of $500,000, and (ii) one or more subsequent loans totaling up to $1.8 million in aggregate principal amount. Borrowings under the Initial Convertible Note bear interest at 15% per annum. Principal on the Initial Convertible Note is to be re-paid in four equal payments on a quarterly basis, commencing on December 1, 2024, and the Initial Convertible Note has a maturity date of December 1, 2025, at which time all accrued interest is due. As of September 8, 2025, the principal plus total interest to maturity on the Initial Convertible Note was $300,196.
Amounts borrowed under the Initial Convertible Note are secured by a lien on substantially all of the assets of the Company. In lieu of cash payments of accrued interest, SIV, in its sole discretion, may elect to receive shares of Class A common stock at a conversion price which was initially $7.40712 per share and which the Company subsequently lowered to $2.12 on March 3, 2025 (the “Conversion Price”). On the maturity date, subject to the satisfaction of applicable legal and regulatory conditions, all outstanding obligations under the Initial Convertible Note automatically convert into Class A common stock at the Conversion Price.
On October 24, 2024, the Company and SIV entered into a secured convertible promissory note (the “Subsequent Convertible Note”, and, together with the Initial Convertible Note, the “Convertible Notes”) pursuant to which the Company borrowed $3.0 million. Borrowings under the Subsequent Convertible Note bear interest at 15% per annum. The Subsequent Convertible Note has a maturity date of March 1, 2026, at which time all principal and accrued interest is due. Amounts borrowed under the Subsequent Convertible Note are secured by a lien on substantially all of the assets of the Company. As of September 8, 2025, the principal of the Subsequent Convertible Note was approximately $2,703,645 plus $500,261 in interest to maturity.
At any time after the date that is six months after the original issuance date of the Subsequent Convertible Note, SIV may convert some or all of the outstanding obligations under the Convertible Note into shares of Class A common stock at a conversion price of $7.4088 per share. The conversion price and the number of shares of Class A common stock issuable upon conversion of the Subsequent Convertible Note is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock.
In addition to the Subsequent Convertible Note, the Company agreed to issue to SIV warrants to purchase approximately 463,222 shares of Class A common stock with an exercise price of $7.4088 per share (the “SIV Warrants”), of which warrants to purchase approximately 269,950 shares of Class A common stock were issued on November 14, 2024 following the funding of the first tranche under the Subsequent Convertible Note. The exercise price and the number of shares of Class A common stock issuable upon exercise of the SIV Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. The SIV Warrants will expire April 24, 2030.
Additionally, on November 30, 2024, the Company entered into amendments to the Convertible Notes. The amendments to the Subsequent Convertible Note accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024.

The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the Subsequent Convertible Note of approximately $670 thousand, representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the Initial Convertible Note.
The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of Class A common stock at any time. Previously, the Initial Convertible Note only permitted conversion of interest when and as due, while the Subsequent Convertible Note only permitted conversion of outstanding amounts when and as due. The conversion price of amounts outstanding under the Initial Convertible Note remained unchanged at $7.40712. The conversion price of amounts outstanding under the Subsequent Convertible Note remained unchanged at $7.4088.
In connection with the borrowing of the second tranche under the Subsequent Convertible Note, the Company issued to SIV warrants to purchase approximately 463,223 shares of Class A common stock with an exercise price of $7.4088 per share, as originally required by the Subsequent Convertible Note.
The Company also agreed to register the resale by SIV of all of the shares of Class A common stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV. Neither the Subsequent Convertible Note nor the SIV Warrants can be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage.
The Subsequent Convertible Note requires SIV’s consent to take certain actions, such as purchasing assets outside the ordinary course of business, extending financing, making capital expenditures in excess of $100,000, repaying debts outside the ordinary course of business or investing in any entity or enterprise. On March 3, 2025, the Board of Directors of the Company had previously offered SIV a reduced conversion price of $2.12 per share of Class A common stock for the Initial Convertible Note. The current conversion price for the Subsequent Convertible Note is $7.4088. On May 16, 2025, the Board of Directors of the Company authorized offering SIV a reduced conversion price of $1.77 per share with respect to 112,576 shares of Class A common stock under the Initial Convertible Note, and thereafter with respect to up to 275,000 shares of Class A common stock under the Subsequent Convertible Note during the period beginning on May 19, 2025 and continuing until June 1, 2025.
On September 8, 2025, we entered into a note amendment agreement with SIV to, among other things, amend and restate the Convertible Notes previously issued to SIV.
The amendments, among other things, (i) extend the maturity date under the Subsequent Convertible Note from October 24, 2025 until March 1, 2026, (ii) provide for repayment of the $2.7 million in outstanding principal amount under the Subsequent Convertible Note in two tranches, with the first tranche of $1.0 million due on December 1, 2025, and the remaining $1.7 million, plus unpaid accrued interest, due at maturity on March 1, 2026, and (iii) extend the maturity date of the Initial Convertible Note with respect to the remaining $300,196 of principal, plus unpaid accrued interest from September 1, 2025 to December 1, 2025.
The amendments also change the conversion price at which amounts of principal and interest outstanding under both Convertible Notes may be converted into shares of Common Stock to an amount equal to the lower of (i) $1.11 per share and (ii) a 10% discount to the closing price of the Common Stock on the day prior to each conversion, but in no event lower than $0.20 per share. SIV has agreed to use reasonable efforts to cause amounts outstanding under the Convertible Notes to be converted into shares of Common Stock from time to time, subject to market conditions, and provided that sales of shares of Common Stock converted at a Conversion Price of $1.11 per share on any given trading day are limited to no more than 15% of the average daily trading volume of the Common Stock as reported by Nasdaq, and shares of Common Stock converted at a Conversion Price lower than $1.11 per share sold on any given trading day are limited to no more than 10% of the average trading volume of the Common Stock as reported by Nasdaq.
In connection with the amendments to the Convertible Notes, the Company issued to SIV warrants to purchase up to 2,000,000 shares of Common Stock at an exercise price of $1.11. The Company also agreed to lower the exercise price of outstanding warrants to purchase up to 463,223 shares of Common Stock held by SIV to $1.11 per share.
The amendments also permit the Company to incur up to $4 million of indebtedness on or after December 1, 2025 that is pari passu with the unpaid balance of the Convertible Notes, provided that the Company issues to SIV warrants to purchase up to 10% of the total number of shares of Common Stock SIV has converted under both Convertible Notes after September 8, 2025, with the exercise price per share to correspond with the conversion price applicable under the Convertible Notes at the time of the debt incurrence. Thereafter, the Company would continue to issue to SIV warrants to purchase shares of Common Stock equal to 10% of shares converted from time to time under the Convertible Notes, with the warrants having an exercise price equal to the corresponding conversion price at the time of issuance.
The Company also agreed to register the resale by SIV of the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued pursuant to the Convertible Notes.
The Convertible Notes and the warrants issued to SIV cannot be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage. Conversion of the Convertible Notes and exercise of the warrants by SIV is also subject to compliance with applicable Nasdaq rules. The Company has agreed to use commercially reasonable efforts to obtain stockholder approval of the issuance of shares of Common Stock pursuant to the Convertible Notes and the warrants issued to SIV in order to satisfy Nasdaq rules by November 8, 2025. Such stockholder approval was received on September 17, 2025.
Except as amended, the remaining terms of the Convertible Notes remain in full force and effect.
Debt Settlements
On August 8, 2025, the Company issued 8,696 shares of its Common Stock to one vendor to settle outstanding debt of $10,000 pursuant to a success fee agreement. Previously, between April 21, 2025 and May 13, 2025, the Company issued 191,339 shares of its Common Stock to four vendors and one customer to settle outstanding debts of approximately $337,942.42, each under a debt settlement agreement (each debt settlement agreement and success fee agreement described in the foregoing two sentences, a “Debt Settlement Agreement”, and, together, the “Debt Settlement Agreements”).
Shares of the Company’s Common Stock issued in the transactions described herein are exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. Each of the vendors is an “accredited investor” as defined in Regulation D or “sophisticated investor” and was acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of the Company’s Common Stock were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Warrant Inducement
On August 13, 2025, we entered into the Inducement Agreement with an existing holder (the “Warrant Investor”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Common Stock. Pursuant to the Inducement Agreement, the Warrant Investor agreed to, among other things, exercise for cash all of the Existing Warrants to purchase an aggregate of 2,431,029 shares of Common Stock, at an exercise price of $1.11 per share. In consideration for exercising the Existing Warrants, we agreed to issue to the Warrant Investor the Inducement Warrants to purchase up to 4,862,058 shares of Common Stock (the “Inducement Warrant Shares”).
Under the Inducement Agreement, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to October 12, 2025. Such stockholder approval was received on September 17, 2025.
The Inducement Warrants, which were issued pursuant to the Inducement Agreement, will become exercisable upon the date we receive approval of our stockholders (the “Stockholder Approval Date”) in accordance with the applicable rules and regulations of Nasdaq, and may be exercised following such date through the five (5) year anniversary of the Stockholder Approval Date, at an exercise price of $1.11 per share of common stock.
Upon obtaining stockholder approval, the Inducement Warrants will become immediately exercisable. The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. Subject to limited exceptions, the holder of the Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.
Implications of Being a Smaller Reporting Company
As a company with less than $100 million of annual revenue in our most recently completed fiscal year and the market value of our stock held by non-affiliates as of June 30, 2024, was less than $700 million, we qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.
Corporate Information
We were incorporated in the State of Delaware in May 2019 as a special purpose acquisition company under the name Stable Road Acquisition Corp. On November 13, 2019, we completed our initial public offering. On August 12, 2021, we consummated a business combination with Momentus Inc. (a separate legal entity from the Company) pursuant to that Agreement and Plan of Merger, dated October 7, 2020. In connection with such business combination, we changed our name from Stable Road Acquisition Corp. to Momentus Inc.
Our principal executive offices are located at 3901 N. First Street, San Jose, California 95134. Our telephone number is (650) 564-7820. Our website address is www.momentus.space. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Momentus, the Momentus logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Momentus. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.
Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
The Securities We May Offer
We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exercise, exchange or sinking fund terms;
•	ranking;

•	restrictive covenants;
•	voting or other rights;
•
conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•	the names of those agents, underwriters, or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.
The following is a summary of the securities we may offer with this prospectus.
Common Stock
We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our articles of incorporation, as amended (the “Articles of Incorporation”) and second amended and restated bylaws (the “Bylaws”), our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of shares of our common stock do not have preemptive, subscription, redemption, or conversion rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock.
We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or as units in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants.
We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the specific unit agreement that contains the terms of the particular series of units we are offering, before the issuance of such units.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.
Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as any amendments thereto.
These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock. This is a summary only and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Second Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), for additional information.
Authorized and Outstanding Stock
Pursuant to the terms of our Second Amended and Restated Certificate of Incorporation, as amended, our authorized capital stock consists of:
•	250,000,000 shares of the Common Stock, $0.00001 par value per share; and
•	20,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share (“Preferred Stock”), of which 673,408 shares have been designated as the Series A Convertible Preferred Stock.
As of September 18, 2025, there were 11,635,152 shares of the Common Stock issued and outstanding and 673,408 shares of Preferred Stock outstanding.
Common Stock
Voting Power
Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of Common Stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation, as amended.
The Second Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, as amended (collectively, our “Organizational Documents”), established a classified board of directors (the “board”) that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of funds legally available if the board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board may determine.
We have not paid any cash dividends on the Common Stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the board at such time. In addition, the board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
No Preemptive or Similar Rights
The holders of the Common Stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable
All of the outstanding shares of Common Stock are fully paid and non-assessable.
Preferred Stock
Our board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. Our board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
Our board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Common Stock and the voting and other rights of the holders of Common Stock.
We filed the Certificate of Designations, which designated 673,408 shares of our preferred stock as “Series A Convertible Preferred Stock”, all of which are issued and outstanding as of April 18, 2025.
Series A Convertible Preferred Stock
Ranking
With respect to (i) payment of dividends, (ii) distribution of assets, and (iii) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Convertible Preferred Stock shall rank pari passu in priority of payment to all Parity Stock (defined below) and senior in priority of payment to all Junior Stock (defined below) in any liquidation, dissolution, winding up or distribution of the Company, and junior to any indebtedness of the Company.
“Junior Stock” means (i) the Common Stock and (ii) any other equity interest of the Company, in each case which by its terms ranks junior to the Series A Convertible Preferred Stock with respect to payment of dividends and/or distribution of assets.
“Parity Stock” means any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series A Convertible Preferred Stock.
Dividends
The Series A Convertible Preferred Stock shall participate in any dividends or distributions paid to the holders of Common Stock as if such Series A Convertible Preferred Stock had been converted into Common Stock as of the record date for such dividend or distribution.
Voting Rights
The holders of Series A Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders for their action or consideration, except as required by law or as otherwise provided in the Certificate of Designations.
Optional Conversion
Holders of Series A Convertible Preferred Stock may convert all of their respective shares of Series A Convertible Preferred Stock into shares of Common Stock at any time, subject to certain ownership limitations set forth in the Certificate of Designations.
Conversion Rate
The number of shares of Common Stock that each holder of Series A Convertible Preferred Stock will receive upon conversion of such holder’s shares of Series A Convertible Preferred Stock will be equal to the quotient of the stated value of the shares of Series A Convertible Preferred Stock to be converted, which is $20.80 per share divided by the Conversion Price, which is initially $2.08. No fractional shares of Common Stock shall be issued upon the exercise of any conversion right. Any fractional shares of Common Stock that a holder would otherwise be entitled to will be rounded up to the next whole share.

Adjustments
Holders of Series A Convertible Preferred Stock will have rights to certain adjustments for stock dividends, stock splits and other combinations or subdivisions of its outstanding shares of Common Stock.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, as amended, contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Organizational Documents Provisions
Provisions of our Organizational Documents could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors.
Our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, provide for certain provisions that may have an anti-takeover effect:
•	a classified board of directors whose members serve staggered three-year terms;

•
the authorization of “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to the Common Stock;

•	a limitation on the liability of, and providing indemnification to, our directors and officers;
•
a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority of our directors then in office, the Chairperson of our board of directors, our Chief Executive Officer, or our Lead Independent Director;

•	a requirement of advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;
•	a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders;
•	a prohibition on stockholder action by written consent;
•
a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

•
a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Limitation of Liability and Indemnification
Our Amended and Restated Bylaws, as amended, provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits the Second Amended and Restated Certificate of Incorporation, as amended, from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Amended and Restated Bylaws, as amended, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our Organizational Documents, we have entered into an indemnification agreement with each member of our board and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing of Securities
The Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “MNTS” and “MNTSW,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers, agents or other purchasers, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;
•	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters, dealers or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2023 and 2024, incorporated by reference in this prospectus, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We also maintain a website at www.momentus.space, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Momentus Inc.
Attn: John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, CA 95134
Telephone: (650) 564-7820

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-12584):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025 (as amended on April 9, 2025);
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025;
•
the description of our Common Stock contained in Exhibit 4.19 to our Registration Statement on Form S-1, as filed with the SEC on April 21, 2025, and including any further amendment or report filed for the purpose of updating such description; and

•
our Current Reports filed on Form 8-K with the SEC on January 16, 2025, January 31, 2025, February 13, 2025, March 4, 2025, March 21, 2025, March 27, 2025, April 14, 2025, April 15, 2025 (as amended on April 15, 2025), May 19, 2025, May 20, 2025, June 5, 2025, June 25, 2025, June 30, 2025, July 2, 2025, August 6, 2025, August 14, 2025, September 11, 2025 and September 18, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and on or after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated September 19, 2025
PROSPECTUS

Up to $7,350,000
of Common Stock
We have entered into a Sales Agreement, dated September 19, 2025, (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.” or the “Sales Agent”) relating to the sale of shares of our Class A common stock, par value $0.00001 per share (“common stock” or “Common Stock”), offered by this prospectus supplement, having an aggregate offering price of up to $7,350,000 from time to time through or to the Sales Agent, acting as sales agent or principal.
Sales of shares of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
As sales agent, A.G.P. is entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of our shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” beginning on page 33 for additional information regarding the Sales Agent’s compensation.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MNTS.” On September 18, 2025, the last reported sale price of our common stock on Nasdaq was $1.19 per share.
As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $22.1 million, which is calculated based on 11,547,339 shares of our outstanding common stock held by non-affiliates and a price of $1.91 per share, the closing price of our common stock on August 13, 2025, which is the highest closing price of our common stock on Nasdaq within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have offered and sold no shares of our common stock pursuant to General Instruction I.B.6 to Form S-3.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
A.G.P.
The date of this prospectus is     , 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $7,350,000. The $7,350,000 of shares of common stock that may be offered, issued and sold under this prospectus supplement included in the $50,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus supplement is a part, this prospectus supplement will be deemed a prospectus supplement to such base prospectus.
This prospectus supplement relates to the offering of our shares of common stock. Before buying any of our shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of our shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Momentus,” the “Company,” “we,” “us,” “our” and similar references refer to Momentus Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.
S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference herein, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.
Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.
These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus supplement. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus supplement and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement carefully, especially the “Risk Factors” section beginning on page S-12 and other documents or information included or incorporated by reference in this prospectus supplement before making an investment decision.
The Company
Momentus is a U.S. commercial space company that offers satellites, satellite buses, and other satellite components, transportation and infrastructure services, including hosted payloads and other in-orbit services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Momentus offers satellites and satellite buses and technology designed to meet the specific needs of government and commercial customers.
Products that we provide or plan to provide include satellites, satellite buses, solar arrays, and other satellite components. Our satellites and satellite technologies offer competitive advantages to customers such as greater payload capability, significant on-orbit power, flexibility of design and ability to accommodate a range of sensors, communications equipment, and other space instruments, low cost, and speed of delivery.
Our Tape Spring Solar Array (“TASSA”) is an innovative solar array that Momentus is developing. It offers the potential to produce power at substantially lower cost than competing arrays. It also has important advantages from its ability to be deployed and retracted to protect the array from in-space collisions with debris and to more easily maneuver the satellite to different locations or adjust its characteristics.
Services that we provide or plan to provide include “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings. We believe our planned service offerings will increase deployment options for satellite operators and lower their operating costs relative to traditional approaches while also minimizing environmental impact given our choice of water as a propellant.
We plan to provide these services with Orbital Service Vehicles (“OSVs”) that we design and manufacture. While we plan to eventually operate a family of progressively larger and more capable OSVs, we are currently focused on the first vehicle of the family, Vigoride, which will primarily operate in low-Earth orbit (“LEO”). We believe that Vigoride has the ability to deliver fast, versatile, and cost-effective transportation and infrastructure services to our customers. We conducted our inaugural test and demonstration mission with Vigoride in 2022 as well as two additional test and demonstration missions with Vigoride during 2023. The Company plans to use technological milestones like completion of development of Block 2.2 configuration of the Vigoride OSV, MET propulsion, and TASSA in space, and experience gained in both satellite deployment and hosted payloads as standards to build new OSVs and explore commercial opportunities.
Our transportation service offering focuses on delivering our customers’ satellites to precision orbits of their choosing. To accomplish this, we partner with leading launch service providers, such as SpaceX to “ride share” our customer’s satellites from Earth to space on a midsized or large rocket. Customer satellites can also be carried aboard small launch vehicles for dedicated missions. Our OSVs would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe this “hub-and-spoke” model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Over time, we plan to begin introducing additional services beyond transportation.
Our OSVs will initially be expendable, meaning they will be used to perform services before they de-orbit themselves upon completion of their first mission. However, our goal is to eventually make our OSVs reusable, or capable of remaining in space to conduct follow-on missions, which has the potential to lower our cost to deliver services to our customers. To achieve reusability, we need to develop additional technologies that will allow our vehicles to locate and navigate to customer satellites in space, physically connect to them, and perform a variety of robotic operations including fluid transfer.

We are also offering variants of our Vigoride OSV to government and commercial customers as a traditional bus manufacture and satellite prime contractor. Vigoride, and its variants, M-500 and M-1000, are being offered to provide payload technology demonstrations as well as forming the space infrastructure backbone for constellations of satellites.
Momentus offers or plans to offer production and operation of small satellites to meet a range of defense, government, and commercial needs such as communications, tracking of missiles, remote sensing, and space domain awareness. There is a growing need for such capabilities for defense, government, and commercial customers. Technologies used to support the hosted payload market are directly applicable to offering customer-owned satellites for use in constellations. Momentus is offering high-volume production of buses, based on Vigoride’s technologies, and integrating customer’s unique payloads for a variety of missions ranging from communications to Earth Observation. This market heavily leverages prior investments in satellite technology to access a large and growing market segment.
We are developing our OSVs to provide safe, affordable, reliable, and regular in-space services to our customers, including space transportation, payload hosting, and in-orbit servicing. We have designed our Vigoride vehicle to deliver small customer payloads anywhere in LEO. However, we also plan to design and produce larger vehicles and satellite buses to carry larger payloads to more distant orbits such as GEO.
On April 12, 2025, we entered into a master services agreement (the “Master Services Agreement”) with Velo3D, Inc. (OTC: VLDX) (“VLD”), a provider of additive manufacturing solutions also referred to as 3D printing. Pursuant to the Master Services Agreement, VLD will provide services to design and produce components and systems that will be utilized by Momentus or its customers in its spacecraft, systems, and components. According to the terms of the Master Services Agreement, Momentus is entitled to services equal to the equivalent capacity of two VLD Sapphire XC 3D metal printers (or successor or comparable printers) (the “Equivalent Capacity”). Momentus will have first priority to utilize the Equivalent Capacity, and VLD will ensure the Equivalent Capacity is available for use as and when required by Momentus.
If and when the Equivalent Capacity is not utilized by Momentus, VLD may use the Equivalent Capacity to provide services to other customers. According to the Master Services Agreement, Momentus will be compensated for such use based on a formula equal to 20% of $3 million less service fees attributed to Momentus in the first year and 50% of $3 million less service fees attributed to Momentus in each subsequent year of the agreement. Such compensation shall reduce the amount in the prepaid reserve, as described in the Master Services Agreement. The term of the Master Services Agreement is five years unless terminated earlier in accordance with its terms.
In exchange for the services, Momentus issued an aggregate of 477,455 shares of Common Stock and 673,408 shares of non-voting Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Convertible Preferred Stock”). Each share of Series A Convertible Preferred Stock is convertible into ten shares of Common Stock, subject to the limitations in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designations”), including that VLD hold no more than 9.99% of the outstanding shares of Momentus’ Common Stock at any time.
Furthermore, pursuant to the Certificate of Designations, the Series A Convertible Preferred Stock may not be converted into shares of Common Stock if conversion would result in the issuance, in the aggregate with all previous issuances of shares of Common Stock, of greater than 19.9% of the amount of Common Stock outstanding immediately preceding the date of the Master Services Agreement without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.
Additional information on recent transactions and financings can be found in Item 15, Recent Sales of Unregistered Securities, in this registration statement. For a further description of the risks associated with our business, see “Risk Factors.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.
Nasdaq Compliance
Our Common Stock is currently listed for quotation on the Nasdaq Capital Market (“Nasdaq”). We are required to meet Nasdaq listing rules in order to maintain such listing. As previously reported, the Company received a series of letters from the Listing Qualifications Staff of Nasdaq (the “Staff”) beginning March 27, 2024 with respect to the Company’s failure to comply certain requirements for continued listing according to the rules of Nasdaq, specifically in regards to the Company’s stockholders equity, which non-compliance ultimately resulted in the Staff issuing a delisting determination letter on September 24, 2024 (the “Delisting Determination Letter”). As permitted by Nasdaq rules, the Company timely requested a hearing before a Nasdaq Hearing Panel (the “Panel”) to appeal Nasdaq’s delisting determination and received a stay of the suspension of trading and delisting of the Common Stock pending the conclusion of the hearing process.
On January 13, 2025, the Panel granting the Company’s request to continue its listing on Nasdaq until April 15, 2025 while the Company executed its plan to regain compliance.
As disclosed in the Company’s Current Report on Form 8-K filed on April 14, 2025, on April 12, 2025, the Company entered into the Master Services Agreement with VLD, pursuant to which VLD will provide services to design and produce components and systems that will be utilized by the Company or its customers in its spacecraft, systems, and components. In exchange for the services, the Company issued an aggregate of 477,455 shares of Common Stock and 673,408 shares of non-voting Series A Preferred Stock.
On June 24, 2025, the Company announced that it had received a letter from Nasdaq providing written confirmation that the Company has regained compliance with Nasdaq’s rules. Nasdaq has indicated that if the Company’s stockholder’s equity as of June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 does not show a stockholder’s equity of at least $2,500,000, then the Company may again be subject to delisting from Nasdaq. In the Company’s Quarterly Report for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025, the Company reported a stockholders’ deficit of approximately $9.97 million.
The Master Services Agreement provided for the cancellation of shares of the Company’s capital stock held by VLD in certain circumstances upon expiration or termination. On August 14, 2025, the Company irrevocably waived its right under the Master Services Agreement to cancel such shares upon expiration or termination of the Master Services Agreement (the “Waiver”).
The Company believes that, after giving effect to the Waiver, along with the proceeds from the public offering conducted in July 2025 and a warrant inducement transaction consummated in August 2025, the Company’s stockholders’ equity as of August 14, 2025 is in excess of $2.5 million.
Going Concern Uncertainty
Our consolidated financial statements are prepared assuming that the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date the consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company’s ability to continue as a going concern is dependent on the Company’s ability to successfully raise capital to fund its business operations and execute on its business plan. To date the Company remains heavily focused on growth and continued development of its proprietary technology, and as a result, it has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally and the Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern. This is reflected by the Company’s incurred net losses of $34.9 million for the year ended December 31, 2024 and an accumulated deficit of $408.0 million as of December 31, 2024 as well as the Company’s incurred net losses of $6.5 million for the six months ended June 30, 2025 and an accumulated deficit of $420.6 million as of June 30, 2025. Additionally, the Company used net cash of $16.6 million to fund its operating activities for the year ended December 31, 2024, and had cash and cash equivalents of $1.6 million as of December 31, 2024.
Pursuant to the requirements of ASC Sub-Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the consolidated financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the consolidated financial statements are issued. When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the consolidated financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2024, management conducted an evaluation and concluded that there were conditions and events, considered in the aggregate, which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of such financial statements. The Company believes that its current level of cash and cash equivalents are not sufficient to fund commercial scale production and sale of its services and products. These conditions raise substantial doubt regarding its ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. In order to proceed with the Company’s business plan and operating strategy, the Company will need to raise substantial additional capital to fund its operations. Until such time, if ever, the Company can generate revenues sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. In an effort to alleviate these conditions, the Company continues to seek and evaluate opportunities to access additional capital through all available means.
As a result of these uncertainties, and notwithstanding management’s plans and efforts to date, there is substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to raise substantial additional capital in the near term, the Company’s operations and business plan will need to be scaled back or halted altogether. Additionally, if the Company is able to raise additional capital but that capital is insufficient to provide a bridge to full commercial production at a profit, the Company’s operations could be severely curtailed or cease entirely and the Company may not realize any significant value from its assets.
2024 Reverse Stock Split
In order to regain compliance with the Minimum Bid Price Requirement, on December 4, 2024, the board of directors of the Company approved a reverse stock split ratio of 1-for-14 approved by the stockholders of the Company on December 2, 2024 (the “Reverse Stock Split”). The Reverse Stock Split was effective at the opening of trading on Nasdaq on December 13, 2024 (the “Effective Date”). Unless otherwise noted, all information presented in this prospectus is presented on a post-split basis.
July 2025 Public Offering
On July 1, 2025, Momentus consummated a “best efforts” public offering in which the Company received aggregate gross proceeds of approximately $4 million, before deducting placement agent’s fees and other offering expenses, from the offer and sale of (i) 680,000 shares Common Stock, (ii) pre-funded warrants to purchase up to 2,156,880 shares of Common Stock, and (iii) warrants to purchase up to 2,836,880 shares of Common Stock (the “July 2025 Warrants”). Each share of Common Stock, or a pre-funded warrant in lieu thereof, was sold together with an accompanying July 2025 Warrant to purchase one share of Common Stock. The public offering price for each share of Common Stock and one accompanying July 2025 Warrant was $1.41, and the public offering price of each pre-funded warrant and one accompanying July 2025 Warrant was $1.40999, which equals the price at which one share of Common Stock and accompanying July 2025 Warrant was sold to the public, minus the $0.00001 per share exercise price of each pre-funded warrant.
The Company used the proceeds of the offering to repay all amounts owed under Loan Agreement dated May 30, 2025, between the Company and J.J. Astor & Co. in the amount of $1,026,250, and intends to use the remaining proceeds for general corporate purposes.
The Company agreed to call a special meeting of the stockholders of the Company within 90 days of July 1, 2025, to seek approval of the July 2025 Warrants. Each July 2025 Warrant will be immediately exercisable beginning on the effective date of stockholder approval, and will expire five years from the date of stockholder approval. Each July 2025 Warrant is exercisable for one share of Common Stock at an initial exercise price equal to $1.41, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. Each pre-funded warrant was immediately exercisable and remained exercisable until all pre-funded warrants were exercised on July 1, 2025.
A holder of the July 2025 Warrants and the pre-funded warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s July 2025 Warrants or pre-funded warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The shares of Common Stock, July 2025 Warrants, shares of Common Stock issuable upon exercise of the July 2025 Warrants, pre-funded warrants, and shares of Common Stock issued upon exercise of the pre-funded warrants were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-288123), filed with the SEC under the Securities Act of 1933, as amended, that was declared effective on June 30, 2025. In connection with the offering, on June 30, 2025, the Company entered into a securities purchase agreement with a single institutional investor, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of forty-five (45) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the securities purchase agreement) for a period of three (3) months after the closing date for the offering, subject to certain exceptions. Each of the Company’s executive officers and directors entered into a lock-up agreement with the placement agent for the offering providing that each such person, for a period of ninety (90) days from the Closing Date, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the placement agent.
The investor in the offering was the holder of certain warrants to purchase shares of Common Stock issued on each of (i) October 24, 2024 and (ii) December 18, 2024. In connection with the offering, on June 30, 2025, the Company entered into an amendment to these warrants pursuant to which the exercise price per share of the Common Stock shall be $1.41, subject to adjustment. The warrant amendment is effective immediately, and the warrants shall expire on July 1, 2030.
Also, in connection with the offering, on June 30, 2025, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners to act as placement agent on a reasonable “best efforts” basis. The Company paid the placement agent a cash fee equal to 7.0% of the gross proceeds raised in the offering. In addition, the Company also agreed to reimburse the placement agent for legal expenses incurred by it in connection with the offering in an amount not to exceed $105,000.
A.G.P. Convertible Promissory Note
On May 13, 2025, the Company issued to A.G.P./Alliance Global Partners a convertible promissory note (the “Original Convertible Note”) in the principal amount of $1,200,000 to evidence A.G.P./Alliance Global Partners’ currently owed deferred commission. Unless earlier converted as specified in the Convertible Note, the principal amount plus all accrued but unpaid interest is due on November 13, 2026. The Convertible Note accrues interest at 4.5% per annum.
At any time prior to the full payment of the Original Convertible Note, A.G.P./Alliance Global Partners may elect to have all or any portion of the outstanding principal amount and all interest accrued converted into shares of Common Stock, at a fixed price of $1.67, subject to adjustment as provided therein and to take into account any future share splits or reverse splits. In addition, a conversion of the Original Convertible Note that would cause the aggregate number of shares issued under the Convertible Note to exceed the Conversion Limit (as such term is defined in the Original Convertible Note) may not occur prior to receipt of stockholder approval to provide for such conversion of the Original Convertible Note, and the subsequent issuance of Common Stock, pursuant to the stockholder approval rules and regulations of the Nasdaq Stock Market. Further, following A.G.P./Alliance Global Partners’ ability to convert the Convertible Note, if at all, A.G.P./Alliance Global Partners will not be entitled to receive the Company’s Common Stock upon conversion, if such conversion would result in A.G.P./Alliance Global Partners owning greater than 9.99% of the Company’s then currently outstanding Common Stock. A.G.P./Alliance Global Partners is also entitled to resale registration rights as identified in the Original Convertible Note.
The Company may prepay the Original Convertible Note in whole or in part. The Original Convertible Note contains customary default provisions for a transaction of this nature. In the event of certain Events of Default (as defined in the Original Convertible Note), all outstanding principal and accrued interest under the Convertible Note will become, or may become at A.G.P./Alliance Global Partners’ election, immediately due and payable to A.G.P./Alliance Global Partners.
The Company issued the Original Convertible Note pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2). The shares of Common Stock that may be issued upon conversion of the Original Convertible Note, in amount of up to 767,066 shares, if such amount is not previously paid prior to maturity and A.G.P./Alliance Global Partners elects to convert the Convertible Note, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Additionally, on June 17, 2025, we executed an agreement with A.G.P./Alliance Global Partners to cancel the Original Convertible Note and issue a new convertible note in the principal amount of $500,000 (the “New Convertible Note”) to A.G.P./Alliance Global Partners and A.G.P./Alliance Global. The New Convertible Note matures 18 months after issuance and is convertible into shares of our Common Stock at a conversion price of $1.67 per share. Pursuant to FINRA Rule 5110(g)(1), neither the New Convertible Note nor any shares issued upon conversion of the New Convertible Note shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the issuance date of the New Convertible Note. We have agreed to file one or more registration statements to register the resale of all securities issuable upon conversion of the New Convertible Note, only one of which shall be at our expense and demand may be made after issuance until the maturity date. The Company issued the New Convertible Note pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2).
Loan Agreement and Amendment
On May 30, 2025, Momentus entered into a Loan Agreement (the “May 2025 Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which Momentus could borrow up to $1.5 million in two tranches of $750,000 each. The proceeds of the May 2025 Loan Agreement were to be used for general working capital purposes. On June 17, 2025, the Company and the Lender entered into an amendment to the May 2025 Loan Agreement which, among other things, revised the conditions for the Lender to fund the second tranche of $750,000 under the May 2025 Loan Agreement. Additionally, the amendment to the May 2025 Loan Agreement provided that in the event that the Company priced an equity offering prior to the funding of the second tranche of $750,000 in an amount sufficient to repay all amounts owed to the Lender under the May 2025 Loan Agreement, then the obligation of the Lender to lend the second tranche would be suspended and instead the Company shall (a) repay all amounts then-due under the May 2025 Loan Agreement out of the proceeds of such equity offering (b) pay the Lender a termination fee of $100,000 payable in cash and (c) issue to the Lender the second tranche of warrants to purchase Common Stock as discussed below and register the underlying warrant shares.
In connection with the May 2025 Loan Agreement, as amended, Momentus issued to the Lender the warrants to purchase up to 952,940 shares of Common Stock in two tranches of 476,470 shares each (the “Loan Warrants”). The initial exercise price per share for the first tranche of the Loan Warrants that was issued on June 3, 2025 was $1.70, and the initial exercise price per share for the second tranche of the Loan Warrants issued on July 3, 2025 was $1.13, which was the closing price of the Common Stock on the day prior to issuance. In connection with the issuance of the second tranche of Loan Warrants on July 3, 2025, the exercise price of the first tranche of Loan Warrants adjusted down to $1.13 per share pursuant to the terms of the Loan Warrants. The exercise price of the Loan Warrants is subject to downward adjustment upon the issuance by the Company of Common Stock or Common Stock equivalents at a price per share that is less than the then-applicable exercise price of the Loan Warrants. The exercise price of the Loan Warrants is also subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
Momentus also entered into a Registration Rights Agreement with the Lender that required the Company to file a resale shelf registration statement registering the resale of shares issuable pursuant to the May 2025 Loan Agreement and the transactions contemplated thereby.
None of the Warrants can be exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by Lender (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. By written notice, Lender may from time to time increase or decrease this ownership limitation to any other percentage up to 9.99%; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company. Conversion of the Convertible Notes and exercise of the Warrants is also subject to compliance with applicable Nasdaq rules, and the Convertible Notes and Warrants cannot be converted into or exercised for shares of Common Stock if such conversion or exercise would result in the issuance, in the aggregate with all previous issuances of shares of Common Stock under the Convertible Notes and the Warrants, of greater than 19.9% of the number of shares of Common Stock outstanding immediately preceding the date of the May 2025 Loan Agreement without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.

On July 1, 2025, the Company repaid all amounts outstanding under the Loan Agreement with proceeds from the registered offering which closed on that date.
SIV Convertible Promissory Note
On July 12, 2024, the Company and Space Infrastructures Ventures, LLC (“SIV”) entered into a secured convertible promissory note (the “Initial Convertible Note”) pursuant to which the Company may borrow up to $2.3 million prior to September 1, 2024, consisting of (i) an initial loan in the principal amount of $500,000, and (ii) one or more subsequent loans totaling up to $1.8 million in aggregate principal amount. Borrowings under the Initial Convertible Note bear interest at 15% per annum. Principal on the Initial Convertible Note is to be re-paid in four equal payments on a quarterly basis, commencing on December 1, 2024, and the Initial Convertible Note has a maturity date of December 1, 2025, at which time all accrued interest is due. As of September 8, 2025, the principal plus total interest to maturity on the Initial Convertible Note was $300,196.
Amounts borrowed under the Initial Convertible Note are secured by a lien on substantially all of the assets of the Company. In lieu of cash payments of accrued interest, SIV, in its sole discretion, may elect to receive shares of Class A common stock at a conversion price which was initially $7.40712 per share and which the Company subsequently lowered to $2.12 on March 3, 2025 (the “Conversion Price”). On the maturity date, subject to the satisfaction of applicable legal and regulatory conditions, all outstanding obligations under the Initial Convertible Note automatically convert into Class A common stock at the Conversion Price.
On October 24, 2024, the Company and SIV entered into a secured convertible promissory note (the “Subsequent Convertible Note”, and, together with the Initial Convertible Note, the “Convertible Notes”) pursuant to which the Company borrowed $3.0 million. Borrowings under the Subsequent Convertible Note bear interest at 15% per annum. The Subsequent Convertible Note has a maturity date of March 1, 2026, at which time all principal and accrued interest is due. Amounts borrowed under the Subsequent Convertible Note are secured by a lien on substantially all of the assets of the Company. As of September 8, 2025, the principal of the Subsequent Convertible Note was approximately $2,703,645 plus $500,261 in interest to maturity.
At any time after the date that is six months after the original issuance date of the Subsequent Convertible Note, SIV may convert some or all of the outstanding obligations under the Convertible Note into shares of Class A common stock at a conversion price of $7.4088 per share. The conversion price and the number of shares of Class A common stock issuable upon conversion of the Subsequent Convertible Note is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock.
In addition to the Subsequent Convertible Note, the Company agreed to issue to SIV warrants to purchase approximately 463,222 shares of Class A common stock with an exercise price of $7.4088 per share (the “SIV Warrants”), of which warrants to purchase approximately 269,950 shares of Class A common stock were issued on November 14, 2024 following the funding of the first tranche under the Subsequent Convertible Note. The exercise price and the number of shares of Class A common stock issuable upon exercise of the SIV Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. The SIV Warrants will expire April 24, 2030.
Additionally, on November 30, 2024, the Company entered into amendments to the Convertible Notes. The amendments to the Subsequent Convertible Note accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024.
The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the Subsequent Convertible Note of approximately $670 thousand, representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the Initial Convertible Note.
The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of Class A common stock at any time. Previously, the Initial Convertible Note only permitted conversion of interest when and as due, while the Subsequent Convertible Note only permitted conversion of outstanding amounts when and as due. The conversion price of amounts outstanding under the Initial Convertible Note remained unchanged at $7.40712. The conversion price of amounts outstanding under the Subsequent Convertible Note remained unchanged at $7.4088.

In connection with the borrowing of the second tranche under the Subsequent Convertible Note, the Company issued to SIV warrants to purchase approximately 463,223 shares of Class A common stock with an exercise price of $7.4088 per share, as originally required by the Subsequent Convertible Note.
The Company also agreed to register the resale by SIV of all of the shares of Class A common stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV.
Neither the Subsequent Convertible Note nor the SIV Warrants can be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage.
The Subsequent Convertible Note requires SIV’s consent to take certain actions, such as purchasing assets outside the ordinary course of business, extending financing, making capital expenditures in excess of $100,000, repaying debts outside the ordinary course of business or investing in any entity or enterprise. On March 3, 2025, the Board of Directors of the Company had previously offered SIV a reduced conversion price of $2.12 per share of Class A common stock for the Initial Convertible Note. The current conversion price for the Subsequent Convertible Note is $7.4088. On May 16, 2025, the Board of Directors of the Company authorized offering SIV a reduced conversion price of $1.77 per share with respect to 112,576 shares of Class A common stock under the Initial Convertible Note, and thereafter with respect to up to 275,000 shares of Class A common stock under the Subsequent Convertible Note during the period beginning on May 19, 2025 and continuing until June 1, 2025.
On September 8, 2025, we entered into a note amendment agreement with SIV to, among other things, amend and restate the Convertible Notes previously issued to SIV.
The amendments, among other things, (i) extend the maturity date under the Subsequent Convertible Note from October 24, 2025 until March 1, 2026, (ii) provide for repayment of the $2.7 million in outstanding principal amount under the Subsequent Convertible Note in two tranches, with the first tranche of $1.0 million due on December 1, 2025, and the remaining $1.7 million, plus unpaid accrued interest, due at maturity on March 1, 2026, and (iii) extend the maturity date of the Initial Convertible Note with respect to the remaining $300,196 of principal, plus unpaid accrued interest from September 1, 2025 to December 1, 2025.
The amendments also change the conversion price at which amounts of principal and interest outstanding under both Convertible Notes may be converted into shares of Common Stock to an amount equal to the lower of (i) $1.11 per share and (ii) a 10% discount to the closing price of the Common Stock on the day prior to each conversion, but in no event lower than $0.20 per share. SIV has agreed to use reasonable efforts to cause amounts outstanding under the Convertible Notes to be converted into shares of Common Stock from time to time, subject to market conditions, and provided that sales of shares of Common Stock converted at a Conversion Price of $1.11 per share on any given trading day are limited to no more than 15% of the average daily trading volume of the Common Stock as reported by Nasdaq, and shares of Common Stock converted at a Conversion Price lower than $1.11 per share sold on any given trading day are limited to no more than 10% of the average trading volume of the Common Stock as reported by Nasdaq.
In connection with the amendments to the Convertible Notes, the Company issued to SIV warrants to purchase up to 2,000,000 shares of Common Stock at an exercise price of $1.11. The Company also agreed to lower the exercise price of outstanding warrants to purchase up to 463,223 shares of Common Stock held by SIV to $1.11 per share.
The amendments also permit the Company to incur up to $4 million of indebtedness on or after December 1, 2025 that is pari passu with the unpaid balance of the Convertible Notes, provided that the Company issues to SIV warrants to purchase up to 10% of the total number of shares of Common Stock SIV has converted under both Convertible Notes after September 8, 2025, with the exercise price per share to correspond with the conversion price applicable under the Convertible Notes at the time of the debt incurrence. Thereafter, the Company would continue to issue to SIV warrants to purchase shares of Common Stock equal to 10% of shares converted from time to time under the Convertible Notes, with the warrants having an exercise price equal to the corresponding conversion price at the time of issuance.
The Company also agreed to register the resale by SIV of the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued pursuant to the Convertible Notes.

The Convertible Notes and the warrants issued to SIV cannot be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage. Conversion of the Convertible Notes and exercise of the warrants by SIV is also subject to compliance with applicable Nasdaq rules. The Company has agreed to use commercially reasonable efforts to obtain stockholder approval of the issuance of shares of Common Stock pursuant to the Convertible Notes and the warrants issued to SIV in order to satisfy Nasdaq rules by November 8, 2025. Such stockholder approval was received on September 17, 2025.
Except as amended, the remaining terms of the Convertible Notes remain in full force and effect.
Debt Settlements
On August 8, 2025, the Company issued 8,696 shares of its Common Stock to one vendor to settle outstanding debt of $10,000 pursuant to a success fee agreement. Previously, between April 21, 2025 and May 13, 2025, the Company issued 191,339 shares of its Common Stock to four vendors and one customer to settle outstanding debts of approximately $337,942.42, each under a debt settlement agreement (each debt settlement agreement and success fee agreement described in the foregoing two sentences, a “Debt Settlement Agreement”, and, together, the “Debt Settlement Agreements”).
Shares of the Company’s Common Stock issued in the transactions described herein are exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. Each of the vendors is an “accredited investor” as defined in Regulation D or “sophisticated investor” and was acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of the Company’s Common Stock were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Warrant Inducement
On August 13, 2025, we entered into the Inducement Agreement with an existing holder (the “Warrant Investor”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Common Stock. Pursuant to the Inducement Agreement, the Warrant Investor agreed to, among other things, exercise for cash all of the Existing Warrants to purchase an aggregate of 2,431,029 shares of Common Stock, at an exercise price of $1.11 per share. In consideration for exercising the Existing Warrants, we agreed to issue to the Warrant Investor the Inducement Warrants to purchase up to 4,862,058 shares of Common Stock (the “Inducement Warrant Shares”).
Under the Inducement Agreement, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to October 12, 2025. Such stockholder approval was received on September 17, 2025.
The Inducement Warrants, which were issued pursuant to the Inducement Agreement, will become exercisable upon the date we receive approval of our stockholders (the “Stockholder Approval Date”) in accordance with the applicable rules and regulations of Nasdaq, and may be exercised following such date through the five (5) year anniversary of the Stockholder Approval Date, at an exercise price of $1.11 per share of common stock.
Upon obtaining stockholder approval, the Inducement Warrants will become immediately exercisable. The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. Subject to limited exceptions, the holder of the Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.
Implications of Being a Smaller Reporting Company
As a company with less than $100 million of annual revenue in our most recently completed fiscal year and the market value of our stock held by non-affiliates as of June 30, 2024, was less than $700 million, we qualify as a

“smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.
Corporate Information
We were incorporated in the State of Delaware in May 2019 as a special purpose acquisition company under the name Stable Road Acquisition Corp. On November 13, 2019, we completed our initial public offering. On August 12, 2021, we consummated a business combination with Momentus Inc. (a separate legal entity from the Company) pursuant to that Agreement and Plan of Merger, dated October 7, 2020. In connection with such business combination, we changed our name from Stable Road Acquisition Corp. to Momentus Inc.
Our principal executive offices are located at 3901 N. First Street, San Jose, California 95134. Our telephone number is (650) 564-7820. Our website address is www.momentus.space. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Momentus, the Momentus logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Momentus. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

THE OFFERING
Issuer
Momentus Inc.
Common stock to be offered by us pursuant to this prospectus
Up to 6,176,470 shares of our common stock having an aggregate offering price of up to approximately $7,350,000 at an assumed offering price of $1.19 per share, which was the last reported sale price of our common stock on Nasdaq on September 18, 2025.
Common stock to be outstanding after the offering
Up to 17,811,622 (as more fully described in the notes following this table), assuming sales of approximately $7,350,000 of our common stock, or 6,176,470 shares of our common stock in this offering at an assumed offering price of $1.19 per share, which was the last reported sale price of our common stock on Nasdaq on September 18, 2025. The actual number of shares issued will vary depending on the sales price under this offering.(1)
Manner of offering
“At the market offering” that may be made from time to time for our common stock in the United States through or to A.G.P., as sales agent or principal. See the section entitled “Plan of Distribution.”
Use of proceeds
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including, including, to acquire, license or invest in assets, businesses, technologies, product candidates or other intellectual property, to make milestone payments and to repurchase securities. See “Use of Proceeds.”
Risk factors
You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.
Nasdaq Trading Symbol
MNTS
Unless otherwise indicated, the number of shares of the common stock to be outstanding after this offering is based on 11,635,152 shares of common stock outstanding as of September 18, 2025, and excludes, as of that date, the following:
•	11,311,208 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants, with exercise prices ranging from $1.11 to $8,050.00 per share;
•	6,734,080 shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock;
•
535 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock granted under the Momentus Inc. Amended and Restated 2018 Stock Plan and the Space Apprentices Enterprise Inc. 2018 Stock Plan (the “Prior Stock Plans”); and

•
714,273 shares of Common Stock subject to unvested restricted stock units, 33,250 shares of Common Stock subject to vested deferred restricted stock units, 30,791 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock, and 479,280 shares of the Common Stock reserved for future grants under the Momentus Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the Momentus Inc. 2022 Inducement Equity Plan (the “2022 Plan”) and the Momentus Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

RISK FACTORS
Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 1, 2025, as amended by Form 10-K/A filed on April 9, 2025 any subsequent Annual Reports on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and documents incorporated by reference into this prospectus supplement before deciding whether to purchase any of the common stock being offered under this prospectus supplement. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement as a result of different factors, including the risks we face described below. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus or the documents incorporated by reference herein and therein to the “Company,” “Momentus,” “we,” “us” and “our” refer to Momentus Inc.
Risks Related to the Company
We may not currently or in the future be able to continue as a going concern.
The financial statements incorporated by reference in this prospectus supplement have been prepared on a going concern basis of accounting which assumes that we will continue as a going concern, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. To date, the Company has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally. In connection with an evaluation conducted by the Company’s management during the preparation of this report, management concluded that there were conditions and events which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of the financial statements included in this report.
The uncertainty regarding our ability to continue as a going concern could materially adversely affect our share price and our ability to service our indebtedness, raise new capital or enter into commercial transactions. To address these matters, the Company may take actions that materially and adversely affect our business, including significant reductions in research, development, administrative and commercial activities, reduction of our employee base, and ultimately curtailing or ceasing operations, any of which could materially adversely affect our business, financial condition, results of operations and share price. In addition, doubts about our ability to continue as a going concern could impact our relationships with customers, vendors and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition and results of operations.
If we fail to comply with the continued listing requirements of Nasdaq we face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.
On September 24, 2024, the Company received a letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was subject to delisting for failure to satisfy Nasdaq’s requirements for continued listing set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company had also received deficiency letters on May 23, 2024 and August 21, 2024, respectively, from the Staff notifying the Company that the Company had not filed its Form 10-Q for the periods ending March 31, 2024 and June 30, 2024, respectively, as required for continued listing on the Nasdaq under Nasdaq Listing Rule 5250(c)(1) (the “Periodic Reporting Requirement”). Pursuant to Nasdaq Listing Rule 5810(d)(2), the failures to comply with the Periodic Reporting Requirement individually became additional and separate bases for delisting.
On October 15, 2024, the Company filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, resolving the deficiencies related to the Periodic Reporting Requirement. On October 17, 2024,

the Company received further notice from the Listing Qualifications Department of Nasdaq notifying the Company that it was not in compliance with the requirements of Nasdaq Listing Rule 5550(b) as a result of not having a minimum of $2,500,000 in stockholders’ equity for continued listing as of June 30, 2024, a market value of listed securities of at least $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years (the “Equity Rule”).
As permitted by Nasdaq rules, the Company timely requested a hearing before a Nasdaq Hearing Panel to appeal Nasdaq’s delisting determination. The Company requested and received a stay of the suspension of trading and delisting of the Common Stock pending the conclusion of the hearing process, which allowed the Common Stock to remain listed on Nasdaq at least until the Panel renders a decision following the hearing. The hearing before the Panel was held on November 14, 2024, at which the Company requested a suspension of delisting pending its return to compliance.
The Company called a special meeting of stockholders on December 2, 2024, to approve a reverse stock split to regain compliance with Nasdaq rules. On December 12, 2024, the Company effected a 1-for-14 reverse stock split, and on December 27, 2024, the Company’s Common Stock closed above the minimum bid price for ten consecutive trading days as required to regain compliance with the Minimum Bid Price Requirement.
On January 13, 2025, the Company received a letter issued by the Panel granting the Company’s request to continue its listing on Nasdaq until April 15, 2025 while the Company executed its plan to regain compliance with the requirements of the Equity Rule.
As disclosed in the Company’s Current Report on Form 8-K filed on April 14, 2025, on April 12, 2025, the Company entered into the Master Services Agreement with VLD, pursuant to which VLD will provide services to design and produce components and systems that will be utilized by the Company or its customers in its spacecraft, systems, and components. In exchange for the services, the Company issued an aggregate of 477,455 shares of Common Stock and 673,408 shares of non-voting Series A Convertible Preferred Stock.
On June 24, 2025, the Company announced that it had received a letter from Nasdaq providing written confirmation that the Company has regained compliance with Nasdaq’s rules. Nasdaq has indicated that if the Company’s stockholder’s equity as of June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 does not show a stockholder’s equity of at least $2,500,000, then the Company may again be subject to delisting from Nasdaq. In the Company’s Quarterly Report for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025, the Company reported a stockholders’ deficit of approximately $9.97 million.
The Master Services Agreement with VLD provided for the cancellation of shares of the Company’s capital stock held by VLD in certain circumstances upon expiration or termination. On August 14, 2025, the Company irrevocably waived its right under the Master Services Agreement to cancel such shares upon expiration or termination of the Master Services Agreement.
The Company believes that, after giving effect to the Master Services Agreement waiver described above, along with the proceeds from the public offering conducted in July 2025 and a warrant inducement transaction consummated in August 2025, the Company’s stockholders’ equity as of August 14, 2025 is in excess of $2.5 million.
There can be no assurance that the Company will be able to maintain compliance with the Equity Rule, the Minimum Bid Price Requirement, the Periodic Reporting Requirement, or other applicable Nasdaq listing rules, that the Company will be able to successfully implement a reverse stock split if it decides to pursue one, that the Panel will grant any future request from the Company for a suspension of delisting on Nasdaq, or that the Company’s appeal of a delisting determination will be successful. Additionally, if we fail to meet the Minimum Bid Price Requirement, we are not eligible for a 180-day cure period from Nasdaq to regain compliance with such requirement because we have conducted a reverse stock split in the past year and thus we would be immediately delisted.
If at the time of filing of the Company’s next periodic financial statements the Company does not evidence compliance with the Equity Rule, the Company may again be subject to delisting from Nasdaq. If the Common Stock loses its listing on the Nasdaq Capital Market, the common stock would likely trade in the over-the-counter market. If the common stock were to trade on the over-the-counter market, selling the common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event the common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in the common stock, further limiting the liquidity of such shares. A determination that the common stock is a “penny stock” would require brokers trading in the common stock to adhere to even more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for the common stock. Such delisting from the Nasdaq Capital Market and continued or further declines in the price of shares of the common stock could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.
Risks Related to this Offering
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of our orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make any acquisition, investment, or repayment and refinancing of debt probable.
However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of the common stock to decline.
This offering may cause the price of our common stock to decline and fall below the Minimum Bid Price Requirement required by the Nasdaq Listing Rules, which could result in our common stock being delisted from The Nasdaq Capital Market. A delisting of our common stock from The Nasdaq Capital Market would adversely affect our ability to raise additional capital through the public or private sale of equity securities, the ability of investors to dispose of the common stock or obtain accurate quotations as to the market value of our common stock and the price and value of our common stock.
The issuance of a large number of shares of common stock in an offering at a price that is a discount to the market price of the stock, is likely to result in a decrease in the price of the common stock. Our common stock is currently listed on The Nasdaq Capital Market. Continued listing of a security on The Nasdaq Capital Market is conditioned upon compliance with various continued listing standards. In particular, the requirements for The Nasdaq Capital Market imposes a minimum $1.00 per share bid price requirement. To comply with this requirement, the closing price for our common stock must not fall below $1.00 for a 30 consecutive trading day period. If we are unable to maintain a minimum closing price of $1.00 per share for the 30 consecutive trading days, we will receive a delist letter from the staff of The Nasdaq Stock Market. In addition to The Nasdaq Stock Market enumerated criteria for continued listing on The Nasdaq Capital Market tier, The Nasdaq Stock Market also has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for continued listing, or to suspend or delist securities even though the securities meet all enumerated criteria for continued listing on The Nasdaq Stock Market.
Additionally, in the event of a delisting notice, we would typically have an opportunity to appeal such decision to the Nasdaq Hearing Panel or take other measures to preserve the listing of our common stock on The Nasdaq Capital Market, but these measures and any appeal may not be successful. If our common stock is delisted by The Nasdaq Stock Market, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our common stock or obtain accurate quotations as to the market value of our common stock. We cannot ensure that our common stock, if delisted from The Nasdaq Capital Market, will be listed on any national securities exchange or quoted on an over-the counter quotation system.
In the event we are delisted from The Nasdaq Capital Market, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our common stock.
Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects.

Unless our common stock is listed on a national securities exchange, such as The Nasdaq Stock Market, our common stock will also likely be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These penny stock requirements and regulations could severely limit the liquidity of our common stock in the secondary market because fewer brokers or dealers would be likely to be willing to undertake related compliance activities to trade in our common stock. If our common stock is not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third-party and our trading activity in the secondary market may be reduced. Delisting from The Nasdaq Capital Market would also likely limit the range and attractiveness of strategic alternatives that we are able to consider, adversely affect our ability to raise additional capital through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities, and/or negatively affect the value and liquidity of our common stock.
Future sales and issuances of the common stock could cause our stock price to fall.
Sales of a substantial number of shares of the common stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of the common stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the common stock.
Any issuance of equity we may undertake in the future to raise additional capital could cause the price of the common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of the common stock in the past, which would result in those newly issued shares being dilutive. In addition, future investors could gain rights superior to existing stockholders, such as liquidation and other preferences. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities will likely have rights senior to the rights of a common stockholder, which could impair the value of the common stock.
We also have stock options and warrants outstanding to purchase shares of our capital stock. Our stockholders may incur dilution upon exercise of any outstanding stock options and warrants.
If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 6,176,470 shares of our common stock are sold at a price of $1.19 per share, the last reported sale price of our common stock on Nasdaq on September 18, 2025, new investors in this offering will incur immediate dilution of $0.64 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” elsewhere in this prospectus. To the extent that our outstanding stock options or warrants are exercised, there will be further dilution to new investors.
Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.
Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.
We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.
We have a substantial number of convertible securities outstanding. The exercise of our outstanding warrants and conversion of our outstanding convertible notes can have a dilutive effect on our common stock.
We have a substantial number of convertible securities outstanding. The exercise of our outstanding warrants, conversion of our convertible notes, and exercise of our convertible preferred stock will likely have a dilutive effect on our common stock. The issuance of shares of common stock upon exercise of outstanding options or warrants or conversion of preferred stock could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.
We need additional capital and any additional capital we seek may not be available in the amount or at the time we need it.
We need to raise funds in the future to execute our business plan. We may seek to raise additional capital to expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of the Common Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.
The market price of the Common Stock has been, and may continue to be, volatile, which could reduce the market price of the Common Stock.
The publicly traded shares of the Common Stock have experienced, and may experience in the future significant price and volume fluctuations. During the 12 months ended September 12, 2025, the market price of the common stock as reported by Nasdaq has ranged from a high of $14.8399 per share to a low of $1.03 per share. This market volatility could reduce the market price of the common stock without regard to our operating performance. In addition, the trading price of the common stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the space transportation industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for shares of the common stock to be sold at a favorable price or at all. The market price of the common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.
Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.
We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.
Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.
We may issue shares of our common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of our common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement with the sales agent and compliance with applicable law, we have the discretion to deliver placement notices to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the sales agent.
The shares of common stock offered under this prospectus supplement and documents incorporated by reference into this prospectus may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares under this prospectus supplement and documents incorporated by reference into this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The issuance of common stock upon conversion of our outstanding non-voting Series A Preferred Stock will cause immediate and substantial dilution to existing shareholders.
As of the date of this prospectus supplement, we had 673,408 outstanding shares of non-voting Series A Convertible Preferred Stock. The holder of the Series A Convertible Preferred Stock may, at its option, convert each of its shares of Series A Convertible Preferred Stock into ten shares of common stock, subject to the limitations in the Certificate of Designations, provided that such holder hold no more than 9.99% of the outstanding shares of our common stock at any time. The conversion of the non-voting Series A Convertible Preferred Stock of the Company will cause significant dilution to the then holders of our common stock. In addition, the common stock issuable upon conversion of our outstanding non-voting Series A Convertible Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock, which typically depresses a company’s stock price. If we experience overhang, any additional shares which the then holders of our common stock attempt to sell in the market will only further decrease the market price of our common stock.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross proceeds of up to $7,350,000 from time to time under this prospectus and the documents incorporated by reference herein and therein. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the Sales Agreement with A.G.P. as a source of financing.
We intend to use the net proceeds, if any, from the sales of shares of our common stock offered by this prospectus for working capital and general corporate purposes, including, to acquire, license or invest in assets, businesses, technologies, product candidates or other intellectual property, to make milestone payments and to repurchase securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of Directors believes the flexibility in application of the net proceeds is prudent.
As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs and the amount of funding, if any, received from grants. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION
Our net tangible book value as of June 30, 2025 was approximately $(10.2) million, or $(1.75) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
Subsequent to June 30, 2025, among other things, (i) we issued 2,836,880 shares of common stock and received aggregate net proceeds of approximately $3.6 million on July 1, 2025 in connection with a registered offering, (ii) we issued 2,431,029 shares of common stock and received net proceeds of approximately $2.5 million in connection with the exercise of certain warrants (iii) we issued 8,696 shares of common stock to a vendor to settle debt of $10,000 and (iv) waived a provision under the Master Services Agreement with VLD, resulting in 477,455 shares of common stock and 673,408 shares of Series A Convertible Preferred Stock (convertible into 6,734,080 shares of common stock) becoming fully vested and the recognition of an asset of approximately $10.7 million. On a pro forma basis after giving effect to these transactions, as of June 30, 2025, our pro forma net tangible book value per share would have been $0.361 per share.
After giving effect to the pro forma adjustments set forth above and to the sale of 6,176,470 shares of our common stock in this offering at an assumed offering price of $1.19 per share, which is the closing price of our common stock on Nasdaq on September 18, 2025, and after deducting the sales agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $13.5 million, or $0.55 per share. This represents an immediate increase in as adjusted net tangible book value of $0.19 per share to existing stockholders and an immediate dilution of $0.64 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$1.19
Historical net tangible book value as of June 30, 2025	$(1.75)
Pro forma net tangible book value per share as of June 30, 2025	$0.36
Increase in adjusted net tangible book value per share attributable to this offering	$0.19
Pro forma as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering	$0.55
Dilution per share to new investors purchasing our common stock in this offering	$0.64

The table and discussion above excludes, as of June 30, 2025:
•	8,546,867 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants, with exercise prices ranging from $1.11 to $8,050.00 per share;
•	535 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock granted under the Prior Stock Plans; and
•
619,798 shares of Common Stock subject to unvested restricted stock units, 98,426 shares of Common Stock subject to vested deferred restricted stock units, 30,791 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock, and 574,039 shares of the Common Stock reserved for future grants under the 2021 Plan, the 2022 Plan and the ESPP.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We entered into the Sales Agreement with A.G.P. under which we may issue and sell from time-to-time shares of our common stock having an aggregate offering price of up to $7,350,000 to or through A.G.P., acting as our sales agent or principal. The sales of shares of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file an additional prospectus supplement to provide information about any such methods of distribution as required by Rule 424(b) under the Securities Act.
Each time that we wish to issue and sell shares of our common stock under the Sales Agreement, we will provide the Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or the Sales Agent may suspend the offering of shares of our common stock pursuant to a placement notice upon notice.
Settlement for sales of shares of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.
The Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of shares of our common stock on our behalf pursuant to the sales agreement. Pursuant to the terms of the sales agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $10,000 annually for the Sales Agent’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.
We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agent and certain expenses reimbursable to the Sales Agent under the terms of the Sales Agreement, will be approximately $200,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.
Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.
In connection with the sale of shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.
The Sales Agent will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilizes shares of our common stock.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving one (1) day’s prior notice to the Sales Agent. The Sales Agent may terminate the Sales Agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving five (5) days’ prior notice to us.
This prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus electronically.
Regulation M
In connection with the sale of our common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.
A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act or the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.
Indemnification
We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “MNTS.”
Other Relationships
In the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
On September 11, 2023, we closed an offering of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive Placement Agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On October 4, 2023, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On November 9, 2023, we closed a warrant inducement offering in which we raised approximately $6,500,000 of gross proceeds. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the warrant inducement offering $60,000 for legal expenses incurred by them in connection with the warrant inducement offering.
On January 17, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.

On March 7, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On September 17, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $2,750,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% and warrants to purchase 500,000 shares of Common Stock at an exercise price of $0.6325. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $125,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On December 13, 2024, we entered into a Loan Agreement (the “December 2024 Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which we borrowed $2.0 million. A.G.P./Alliance Global Partners served as our financial advisor in connection with the Loan Agreement and received a cash fee equal to 7.5% of the loan amount.
On December 18, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% and warrants to purchase 40,000 shares of Common Stock at an exercise price of $6.82. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $95,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On February 11, 2025, we closed an offering of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% and warrants to purchase 63,694 shares of Common Stock at an exercise price of $4.3175. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $95,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On March 20, 2025, we closed a warrant inducement offering (the “Inducement Warrants”) in which we raised approximately $2.07 million of gross proceeds. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to approximately $145,000. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the warrant inducement offering $35,000 for legal expenses incurred by them in connection with the warrant inducement offering.
On April 12, 2025, we entered into the Master Services Agreement with Velo3D, Inc. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the Master Services Agreement, and agreed to receive a fee equal to 8.0% of the transaction price in the form of a convertible note in the principal amount of $1,200,000 (the “Original Convertible Promissory Note”). On June 17, 2025, we executed an agreement with A.G.P./Alliance Global Partners that amended the Original Convertible Promissory Note that provides that upon the commencement of sales in this offering, the Original Convertible Promissory Note will be null and void and a new convertible note in the principal amount of $500,000 (the “New Convertible Note”) shall be issued by us to A.G.P./Alliance Global Partners and A.G.P./Alliance Global Partners shall have no recourse against us for the $700,000 of principal that it will no longer receive pursuant to the terms of the Original Convertible Promissory Note. The New Convertible Note shall mature 18 months after issuance and be convertible into shares of our common stock at a conversion price of $1.67 per share. Pursuant to FINRA Rule 5110(g)(1), neither the New Convertible Note nor any shares issued upon conversion of the New Convertible Note shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the issuance date of the New Convertible Note. We have agreed to file one or more registration statements to register the resale of all securities issuable upon conversion of the New Convertible Note, only one of which shall be at our expense and demand may be made after issuance until the maturity date.

On May 30, 2025, we entered into a private placement for a loan in the principal amount of $1,500,000, as amended on June 17, 2025. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the private placement pursuant to which we issued to the lender a note in the principal amount of $1,012,500 and A.G.P./Alliance Global Partners will receive a $75,000 cash fee. In addition, when the second tranche of notes is issued to the lender A.G.P./Alliance Global Partners will receive an additional cash fee of $75,000.
On July 1, 2025, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $105,000 for legal expenses incurred by them in connection with the offering reimbursement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. A.G.P./Alliance Global Partners is being represented in connection with this offering by Thompson Hine LLP.
EXPERTS
The consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2023 and 2024, incorporated by reference in this prospectus, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We also maintain a website at www.momentus.space, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Momentus Inc.
Attn: John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, CA 95134
Telephone: (650) 564-7820
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-12584):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025 (as amended on April 9, 2025);
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025;
•
the description of our Common Stock contained in Exhibit 4.19 to our Registration Statement on Form S-1, as filed with the SEC on April 21, 2025, and including any further amendment or report filed for the purpose of updating such description; and

•
our Current Reports filed on Form 8-K with the SEC on January 16, 2025, January 31, 2025, February 13, 2025, March 4, 2025, March 21, 2025, March 27, 2025, April 14, 2025, April 15, 2025 (as amended on April 15, 2025), May 19, 2025, May 20, 2025, June 5, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 2, 2025, August 6, 2025, August 14, 2025, September 11, 2025 and September 18, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of the registration statement, and on or after the date of this prospectus supplement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

Up to $7,350,000
of Common Stock
Prospectus Supplement
A.G.P.
   , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following sets forth the estimated costs and expenses, all of which shall be borne by Momentus Inc. (the “Registrant”), in connection with the offering of the securities pursuant to this registration statement.

SEC registration fee	$—(1)
FINRA filing fee	$8,000
Transfer agent and registrar expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing and engraving expenses	(2)
Miscellaneous	(2)
Total	$ (2)

(1)
Excludes offset of registration fees previously paid with respect toa prior registration statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended (see Exhibit 107 to this registration statement).

(2)
These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation, as amended, provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 16.	Exhibits.
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Sales Agreement, dated September 19, 2025, by and between Momentus Inc. and Alliance Global Partners.
1.2**	Form of Underwriting Agreement
2.1†
Agreement and Plan of Merger, dated as of October 7, 2020, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 7, 2020).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated March 5, 2021, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-249787) filed on March 8, 2021).

2.3
Amendment No. 2 to Agreement and Plan of Merger, dated as of April 6, 2021, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2021).

2.4
Amendment No. 3 to Agreement and Plan of Merger, dated as of June 29, 2021, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 29, 2021).

4.1
Warrant Agreement, dated November 7, 2019, between Continental Stock Transfer & Trust Company and SRAC (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 13, 2019).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-233980) filed on October 10, 2019).
4.3	Form of Class A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 16, 2024).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 16, 2024).
4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 18, 2024).
4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 18, 2024).
4.7	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
4.8	Amendment to Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
4.10	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 21, 2025).
4.11	Description of Securities (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-1 filed on April 21, 2025).
4.12	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-287712) filed on May 30, 2025).
4.13	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 2, 2025).
4.14	Amendment to Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 2, 2025).
4.15	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 14, 2025).

Exhibit Number	Description of Exhibit
4.16	Form of Class A Common Stock Purchase Warrant (incorporated by reference to Exhibit C to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 11, 2025).
4.17*	Form of Senior Indenture
4.18*	Form of Subordinated Indenture
4.19**	Form of Preferred Stock Certificate
4.20**	Form of Senior Note
4.21**	Form of Subordinated Note
4.22**	Form of Warrant Agreement and Warrant Certificate
5.1*	Opinion of Bradley Arant Boult Cummings LLP.
23.1*	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm.
23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to the prospectus which forms part of this registration statement).
25.1#	Form T-1 Statement on Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2#	Form T-1 Statement on Eligibility of Trustee for Subordinate Indenture under the Trust Indenture Act of 1939.
107*	Filing Fee Table.

†
Certain of the exhibits and schedules to this Exhibit List have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith
**	To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.
#	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 19, 2025.

MOMENTUS INC.

By:	/s/ Lon Ensler
Name:	Lon Ensler
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Rood and Lon Ensler, and each and either of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Rood	Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2025
John C. Rood

/s/ Lon Ensler	Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2025
Lon Ensler

/s/ Brian Kabot	Director	September 19, 2025
Brian Kabot

/s/ Chris Hadfield	Director	September 19, 2025
Chris Hadfield

/s/ Victorino Mercado	Director	September 19, 2025
Victorino Mercado

/s/ Kimberly A. Reed	Director	September 19, 2025
Kimberly A. Reed

/s/ Linda J. Reiners	Director	September 19, 2025
Linda J. Reiners

/s/ Mitchel B. Kugler	Director	September 19, 2025
Mitchel B. Kugler